UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2018

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(617) 500-5101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and CEO/Interim CFO Appointment

Effective June 4, 2018, Nevan C. Hanumara resigned as the Chief Executive Officer, Interim Chief Financial Officer, Secretary, and director of IIOT-OXYS, Inc., a Nevada corporation (the “Company”). Mr. Hanumara’s resignation was not caused by any disagreement with the Company known to the Company.

Effective June 4, 2018, the Board of Directors of the Company appointed Clifford L. Emmons, age 56, as Chief Executive Officer, Principal Executive Officer, Interim Chief Financial Officer, Principal Financial Officer, and director of the Company. There are no arrangements or understandings between Mr. Emmons and any other persons pursuant to which Mr. Emmons was selected in the positions above. There are no family relationships between Mr. Emmons and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There are currently no plans to appoint Mr. Emmons to any committees.

From 1995 to 2017, Mr. Emmons worked for Medtronic, a global leader in medical technology, services, and solutions, where he served in various capacities including several Vice President and Director positions. Mr. Emmons is also the founder of AHI, LLC, a consultancy firm. Mr. Emmons received an Executive Certificate in Strategy & Innovation from MIT, a Masters of Science in Management Engineering from the University of Bridgeport, a Bachelor of Science in Electrical Engineering from the University of New Haven, and a Bachelor of Science in Mechanical Engineering from the University of Connecticut.

On December 1, 2017, we entered into a Consulting Agreement with Accelerated Healthcare Innovations LLC, a Massachusetts limited liability company owned by Cliff Emmons, our CEO, interim CFO, and director. The term of the agreement is until the completion of the Services, as defined in the agreement or until early termination upon 10 days’ written notice given by either party. Pursuant to the agreement, the consultant has agreed to provide business consulting services to us in exchange for a flat fee of $24,000 and the issuance of 30,000 shares of our Common Stock. The agreement was terminated on February 28, 2018 due to completion of the Services.

On March 1, 2018, we entered into a Consulting Agreement with Accelerated Healthcare Innovations LLC. The term of the agreement is until the completion of the Services, as defined in the agreement or until early termination upon 10 days’ written notice given by either party. Pursuant to the agreement, the consultant has agreed to provide business consulting services to us in exchange for a flat fee of $48,000 and the issuance of 60,000 shares of our Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: June 7, 2018	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

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